Exhibit 99.1

Galectin Therapeutics’ Largest Institutional Shareholder Converts Existing Series B Preferred Stock Into Common Stock Streamlining Its Capital Structure

Board Chairman Richard Uihlein extends existing $10 million unsecured line of credit for two additional years

NORCROSS, Ga. (January 15, 2019) – Galectin Therapeutics Inc. (NASDAQ: GALT), the leading developer of therapeutics that target galectin proteins, today announced that its largest institutional shareholder, 10X Fund L.P., has converted all of its Series B Convertible Preferred Stock into Common Stock of Galectin Therapeutics. Pursuant to the terms of the conversion, as of January 11, 2019, 10X Fund L.P. converted 5,508,000 shares of its Series B-1, B-2 and B-3 Convertible Preferred Stock into 3,789,346 shares of Common Stock of Galectin Therapeutics. All special voting rights and protective provisions that previously benefited the Series B Preferred Stock were extinguished by the conversion to Common Stock (see footnote 5 of our financial statements included in our Annual Report on Form 10-K for 2017 for all of the now extinguished special voting rights and protective provisions).

In addition, Board Chairman Richard E. Uihlein extended by two years the $10 million line of credit that he has provided to the Company. Now, under the line of credit, the Company may borrow at the applicable federal rate published by the Internal Revenue Service (currently 2.7 percent) and obtain advances through December 31, 2021, with repayment due December 31, 2022. To date, the Company has not sought any advances under this line of credit.

Harold H. Shlevin, Ph.D., President and Chief Executive Officer of Galectin Therapeutics, said, “10X Fund has been a significant investor and supporter of Galectin Therapeutics for many years. We are pleased with their recent decision to convert all their existing Series B Preferred Stock ownership into common shares of the Company. This conversion improves our financial flexibility by expanding our access to the capital markets by not only simplifying our capital structure but also eliminating private equity like rights and protective provisions to which many institutional investors had objected. I also want to thank Jim Czirr, a founder of the Company, and Rod Martin, both partners of the 10X Fund, and Richard Uihlein for their personal commitments to the Company and their ongoing support of our plans to conduct advanced clinical programs aimed at helping patients with NASH cirrhosis.”

Richard E. Uihlein, Board Chair, commented on his decision to extend his personal line of credit: “I have long been a major stockholder in Galectin but have served on the board for a year and as its Chair for eight months. Upon joining the board in December 2017, I made available a $10 million line of credit, which I extended by one year in December 2018. As part of my long-term commitment to the Company and in conjunction with our largest institutional shareholder’s renewed long-term commitment, I am further extending the availability of borrowings under the line of credit through December 2021. The availability of the line of credit at less than market rates for a significant period of time along with a more streamlined capital structure through the conversion of the Series B Preferred, will allow us far more flexibility as we continue to advance our drug development program. I want to thank Jim Czirr, Rod Martin, Kevin Freeman, Joel Lewis, management and the team at Back Bay Life Science Advisors for assisting in this process. The Board, management and I believe these structural capital changes, resulting in increased financial flexibility, are in the best interest of all stakeholders, including our shareholders and those participating in our trials.”

In connection with the conversion of the Series B Preferred Stock, the Company extended by five years the exercise date of warrants for 3,579,642 shares of Common Stock issued by the company in connection with sale of the Series B-1 and Series B-2 Preferred Stock. Before the extension, the warrants had various expiration dates in 2019 and 2020. The warrant amendments give 10X Fund the right to nominate one director to the Company’s board of directors. Previously, under the now extinguished voting rights of the Series B Preferred, 10X Fund had the right to name two directors and nominate an additional three directors.

About Galectin Therapeutics

Galectin Therapeutics is dedicated to developing novel therapies to improve the lives of patients with chronic liver disease and cancer. Galectin’s lead drug (GR-MD-02) is a carbohydrate-based drug that inhibits the galectin-3 protein which is directly involved in multiple inflammatory, fibrotic, and malignant diseases. The lead development program is in non-alcoholic steatohepatitis (NASH) with cirrhosis, the most advanced form of NASH related fibrosis. This is the most common liver disease and one of the largest drug development opportunities available today. Additional development programs are in treatment of severe atopic dermatitis, moderate-to-severe plaque psoriasis, and in combination immunotherapy for advanced melanoma and other malignancies; advancement of these additional clinical programs is largely dependent on finding a suitable partner. Galectin seeks to leverage extensive scientific and development expertise as well as established relationships with external sources to achieve cost-effective and efficient development. Additional information is available at www.galectintherapeutics.com.

About GR-MD-02

GR-MD-02 is a complex carbohydrate drug that targets galectin-3, a critical protein in the pathogenesis of fatty liver disease and fibrosis. Galectin-3 plays a major role in diseases that involve scarring of organs including fibrotic disorders of the liver, lung, kidney, heart and vascular system. The drug binds to galectin-3 proteins and disrupts its function. Preclinical data in animals have shown that GR-MD-02 has robust treatment effects in reversing liver fibrosis and cirrhosis. Phase 2 clinical data have shown that GR-MD-02 showed statistically significant and clinically meaningful results in reducing the primary endpoint measurement of HVPG (hepatic venous pressure gradient) in comparison to placebo in NASH cirrhosis patients without esophageal varices, which represented 50 percent of the patients enrolled in the clinical trial. For the major secondary endpoint assessment of liver biopsy, analysis of the total study population (161 patients) showed a statistically significant effect of drug treatment for improving hepatocyte ballooning (liver cell death), which is a key factor in the underlying disease process in NASH. Importantly, analysis of the secondary endpoint of complications of cirrhosis showed there was a statistically significant reduction in the development of new esophageal varices in patients without varices at baseline. (Further information is available on the Company’s website). GR-MD-02 has been granted the USAN name of belapectin.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on management’s current expectations and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the statements. These statements include those regarding the expectation that converting the Series B Preferred Stock into common stock with the associated extinguishment of the special voting rights and protective provisions of the Series B and the extension of the $10,000,000 line of credit for an additional two years will increase the attractiveness of the Company’s common stock to institutional investors. The statements further include the hope that Galectin’s development program for GR-MD-02 will lead to the first therapy for the treatment of fatty liver disease with cirrhosis and those regarding the hope that our lead compounds will be successful in the treatment of severe atopic dermatitis, moderate-to-severe plaque psoriasis and in cancer immunotherapy and in other therapeutic indications. Factors that could cause actual performance to differ materially from those discussed in the forward-looking statements include, among others, that Galectin may not be successful in developing effective treatments and/or obtaining the requisite approvals for the use of GR-MD-02 or any of its other drugs in development; the Company may not be successful in scaling up manufacturing and meeting requirements related to chemistry, manufacturing and control matters; the Company’s clinical studies may not produce positive results in a timely fashion, if at all, and could prove time consuming and costly; plans regarding development, approval and marketing of any of Galectin’s drugs are subject to change at any time based on the changing needs of the Company as determined by management and regulatory agencies; regardless of the results of any of its development programs, Galectin may be unsuccessful in developing partnerships with other companies or raising additional capital that would allow it to further develop and/or fund any studies or trials. Galectin has incurred operating losses since inception, and its ability to successfully develop and market drugs may be impacted by its ability to manage costs and finance continuing operations. For a discussion of additional factors impacting Galectin’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause its views to change, management disclaims any obligation to update forward-looking statements.

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Contacts:

Jack Callicutt, Chief Financial Officer

(678) 620-3186

ir@galectintherapeutics.com.

Gregory FCA

Leigh Minnier, Vice President

610-228-2108

leigh@gregoryfca.com